SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant  ☒                                Filed by Party other than the Registrant  ☐

Check the Appropriate Box

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SunAmerica Series, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maxim aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

PROXY SOLICITATION SCRIPT

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

We are calling regarding your current investment with the SunAmerica Series, Inc. Focused Dividend Strategy Portfolio to assist you with recording your vote for the upcoming special meeting of shareholders which has now been adjourned until October 11, 2013.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors unanimously recommends a vote in favor on the proposal. ISS, an independent advisory firm, has also recommended that shareholders vote in favor.

How would you like to vote?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

Would you like to vote all of your accounts with the Focused Dividend Strategy Portfolio in the same manner?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

  For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms.             , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

Are there any questions that I may answer about this proxy for you?

Remind the shareholder that the Board has recommended that he/she vote in favor of proposal. Questions can be addressed by referring to the proxy statement and reading the appropriate sections or by reviewing the Q&A that accompanied the proxy statement.

The shareholder meeting cannot be held until enough shareholders have participated. Are you sure that you do not want to take advantage of voting your shares right now over the telephone?

If Shareholder DECLINES to Vote:

Give the shareholder the toll free number to call if he/she has any questions or would like to vote over the phone. When calling, please refer to record #                . Our hours of operation are from [9:00] am to [11:00] pm Eastern Time Monday through Friday, and [12] pm to [6] pm on Saturday. Thank you for your time! Have a nice day/evening!